As filed with the  Securities  and Exchange  Commission  on  September  28, 2001
                           Registration No. 333-81893
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                         PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
                               ___________________

           Delaware                                       94-2933952
           (State of incorporation) (IRS Employer Identification No.)
                               ___________________

                               201 Mission Street
                         San Francisco, California 94105
                                 (415) 543-0404
          (Address and telephone number of Principal Executive Offices)
                     1999 Non-Officer Equity Incentive Plan
                            (Full title of the plan)
                                 ______________

                               Shailesh J. Mehta
                             Chief Executive Officer
                         Providian Financial Corporation
                               201 Mission Street
                         San Francisco, California 94105
                                 (415) 543-0404
            (Name, address, including zip code and telephone number,
                    including area code of agent for service)
                              ____________________

                                   Copies to:
                               Ellen Richey, Esq.
                  Vice Chairman, General Counsel and Secretary
                         Providian Financial Corporation
                               201 Mission Street
                         San Francisco, California 94105

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
________________________________________________________________________________
Title of         Amount to be        Proposed       Proposed       Amount of
securities to    registered          maximum        maximum        registration
be registered                        offering       aggregate      fee
                                     price          offering
                                     per share(1)   price(1)
________________________________________________________________________________
Stock Options   4,000,000 shares      $20.25        $81,000,000      $20,250
and Common
Stock
(par value $0.01)

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and the aggregate offering price are based on the average of the high and the low prices of Registrant's Common Stock on September 24, 2001, as reported on the New York Stock Exchange.

Part II - INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information - Registration of Additional Securities

     On June 30, 1999, the Registrant filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-81893) (the "Form S-8" registering 2,500,000 shares (5,000,000 shares after giving effect to the two-for-one stock split in the form of a stock dividend on November 30, 2000) of the Registrant's Common Stock, par value $0.01 per share (the "Shares"), to be issued to participants in connection with the Registrant's 1999 Non-Officer Equity Incentive Plan (the "Plan"). The contents of the Form S-8 are incorporated by reference in this Amendment No. 1.

     The Plan has been amended to provide that the number of Shares to be issued under the Plan shall not exceed in the aggregate nine million (9,000,000) shares of Common Stock.


Item 5.  Interests of Named Experts and Counsel

     Ellen  Richey,  Vice  Chairman,   General  Counsel  and  Secretary  of  the
Registrant, acted as counsel for the Registrant in connection with Post-Effective Amendment No. 1 to the Registration Statement and opined on the validity of the shares to be issued and sold by the Registrant pursuant hereto. As of September 21, 2001, Ms. Richey owned beneficially 520,135 shares of the Registrant's common stock, including shares issuable upon exercise of employee stock options within 60 days.

Item 8.  Exhibits

Exhibit

     5.1  Opinion of General Counsel,  Providian  Financial Corporation
    23.1  Consent of Ernst & Young LLP
    23.2 Consent of General Counsel, Providian Financial Corporation, is included in Exhibit 5.1 to this Post-Effective Amendment No. 1
    24.1  Power of Attorney (included on signature page)


                                   SIGNATURES
                               -------------------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 28, 2001.

                                               PROVIDIAN FINANCIAL CORPORATION


                                               By /s/ Shailesh J. Mehta
                                                  ------------------------------
                                                  Shailesh J. Mehta
                                                  Chairman, President and
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen Richey his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the members of the Board of Directors) in the capacities and on the dates indicated.

Signature                      Title                               Date


/s/ Shailesh J. Mehta          Chairman, President and        September 28, 2001
    -----------------------    Officer and Director
    Shailesh J. Mehta          (Principal Executive Officer)


/s/ James H. Rowe              Executive Vice President and   September 28, 2001
    -----------------------    Chief Financial Officer
    James H. Rowe              (Principal Financial Officer)



/s/ Daniel Sanford             Senior Vice President and      September 28, 2001
    ----------------------     Controller
    Daniel Sanford             (Principal Accounting Officer)


* Christina L. Darwall         Director                       September 28, 2001
  -------------------------
  Christina L. Darwall


* James V. Elliott             Director                       September 28, 2001
  -------------------------
  James V. Elliott


* Lyle Everingham              Director                       September 28, 2001
  -------------------------
  Lyle Everingham


* J. David Grissom             Director                       September 28, 2001
  -------------------------
  J. David Grissom


* F. Warren McFarlan, D.B.A.   Director                       September 28, 2001
  -------------------------
  F. Warren McFarlan, D.B.A.


* Ruth M. Owades               Director                       September 28, 2001
  -------------------------
  Ruth M. Owades



* John L. Weinberg             Director                       September 28, 2001
  -------------------------
  John L. Weinberg


*  By /s/ Ellen Richey
      ------------------------
      Ellen Richey, Attorney-in-fact


                                  EXHIBIT INDEX

EXHIBIT

     5.1  Opinion of General Counsel, Providian Financial Corporation
    23.1  Consent of Ernst & Young LLP
    23.2 Consent of General Counsel, Providian Financial Corporation, is included in Exhibit 5.1 to this Post-Effective Amendment No. 1
    24.1  Power of Attorney (included on signature page)